Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                              SYBRON CHEMICALS INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                      51-0301280
           (State of incorporation)   (I.R.S. Employer Identification No.)

           Birmingham Road, P.O. Box 66, Birmingham, New Jersey 08011
               (Address of principal executive offices) (Zip Code)

                              Sybron Chemicals Inc.
                              Executive Bonus Plan
                            (Full title of the plan)


                              Dr. Richard M. Klein
                      President and Chief Executive Officer
                              Sybron Chemicals Inc.
                          P.O. Box 66, Birmingham Road
                          Birmingham, New Jersey 08011
                     (Name and address of agent for service)

                                 (609) 893-1100
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              David Gitlin, Esquire
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                            15th and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2284



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                         CALCULATION OF REGISTRATION FEE




                                       Proposed        Proposed
     Title of                           Maximum         Maximum      Amount of
 Securities to be   Amount to be   Offering Price     Aggregate    Registration
    Registered      Registered(1)   Per Share(2)   Offering Price      Fee

Common Stock,        120,000         $17.25          $2,070,000        $621
$0.01 par value







(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, represents the closing price for the Common Stock as listed on the American Stock Exchange on February 28, 1997.

                           INCORPORATION BY REFERENCE

                  Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the contents of the Registrant's Registration Statement on Form S-8, dated February 29, 1996 (Commission File No. 333-01417) are incorporated herein by reference.

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, New Jersey, on this 3rd day of March, 1997.

                                            SYBRON CHEMICALS INC.


                                            By: /s/ Lawrence R. Hoffman
                                                  Lawrence R. Hoffman, Secretary

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence R. Hoffman, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

 Signature               Title                                          Date



/s/ Richard M. Klein     Chairman of the Board of Directors,           3/3/1997
--------------------     President and Chief Executive Officer
Richard M. Klein         (Principal Executive Officer)



/s/ Lawrence R. Hoffman  Acting Chief Financial Officer and            3/3/1997
-----------------------  Acting Chief Accounting Officer
Lawrence R. Hoffman



/s/ John H. Schroeder    Executive Vice President-                     3/3/1997
---------------------    Environmental Products and
John H. Schroeder        Services and Director


/s/ Paul C. Schorr IV    Director                                      3/3/1997
---------------------
Paul C. Schorr IV

 Signature                     Title                                    Date



/s/ Heinn F. Tomfohrde, III    Director                                3/3/1997
---------------------------
Heinn F. Tomfohdre, III



/s/ David I. Barton            Director                                3/3/1997
-------------------
David I. Barton





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                              SYBRON CHEMICALS INC.
                              EXECUTIVE BONUS PLAN


                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX



Exhibit No.                   Document

 5                  Opinion of Wolf, Block, Schorr and Solis-Cohen.

23.1                Consent of Price Waterhouse L.L.P., independent accountants.

23.2                Consent of Wolf, Block, Schorr and Solis-Cohen
                    (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).

                          Notice to Eligible Employees


                              SYBRON CHEMICALS INC.

                              EXECUTIVE BONUS PLAN
                                -----------------

                 This document constitutes part of a prospectus
                  covering securities that have been registered
                        under the Securities Act of 1933.

                                ----------------

                                  March 3, 1997

                  This Notice relates to shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Sybron Chemicals Inc. (the "Company") that may be issued pursuant to the Company's Executive Bonus Plan (the "Plan").

                  You may obtain without charge, upon oral or written request:
(a) additional copies of the attached Plan description (the "Plan Description") and all subsequent amendments thereto; (b) additional copies of this Notice; (c) the Company's Annual Report to Stockholders and such reports, proxy statements and other shareholder communications as are required to be distributed, pursuant to Rule 428(b) under the Securities Act of 1933, to employees participating in the Plan; and (d) the following documents which are incorporated by reference in the Registration Statement and which are incorporated by reference in this Notice and the Plan Description:

                   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                   2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

                   3. The description of the Common Stock contained in a Registration Statement on Form 8-A filed March 25, 1992 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments or reports filed for the purposes of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered by this Notice and the Plan Description have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Notice and the Plan Description and to be a part hereof and thereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference herein and in the Plan Description shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in the Plan Description (or in any other subsequently filed document which also is incorporated by reference herein or in the Plan Description) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Notice or the Plan Description except as so modified or superseded.

                  Additional information concerning the Plan and/or its administration and all requests for the documents described above should be directed to the Company at Birmingham Road, P.O. Box 66, Birmingham, New Jersey 08011, Attention:
Stephen R. Adler (telephone: 609-893-1100).

                                ----------------

                  No person has been authorized to give any information or to make any representations other than as contained or incorporated by reference in this Notice and the Plan Description and, if given or made, such information or representation must not be relied upon. This Notice and the Plan Description do not constitute an offer to sell, or a solicitation of an offer to buy, the securities to which this Notice and the Plan Description relate in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Notice and the Plan Description nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth in this Notice and in the Plan Description.

                          Notice to Eligible Employees

                              SYBRON CHEMICALS INC.

                          EXECUTIVE BONUS PLAN DOCUMENT

                                -----------------

                 This document constitutes part of a prospectus
                  covering securities that have been registered
                        under the Securities Act of 1993.

                                ----------------

                                  March 3, 1997

1.                Purpose.
                  The Sybron Chemicals Inc. Executive Bonus Plan (the "Plan") is intended as an additional incentive to executive employees to earn incentive compensation based on his or her individual performance and/or the financial performance of Sybron Chemicals Inc. and its subsidiaries (collectively referred to herein as the "Company"). The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

2.                Definitions.
                  (a)      "Board" means the Board of Directors of the Company.
                  (b) "Bonus" means the amount of incentive compensation (including Common Stock) that is payable to a Participant under the Plan with respect to any Bonus Year.
                  (c) "Bonus Year" means the calendar year with respect to which the amount of a Bonus is determined.
                  (d) "Cash Flow Percentage" means actual cash flow as a percentage of budgeted operating cash flow as approved by the chief executive officer of the company. Cash flow consists of Operating Profit plus depreciation and amortization minus changes in working capital and capital expenditures. The cash flow percentage is a maximum of 110% and a minimum of 90%.
                  (e) "Closing Price" means the closing price for the Common Stock published in the Wall Street Journal for the applicable date, or, if no trading occurred on such date, on the closest date prior to such date on which trading did occur.
                  (f) "Committee" means the Audit and Compensation Committee of the Board of Directors.
                  (g) "Common Stock" means the Company's common stock, par value $0.01 per share.
                  (h) "Executive Officer" means any "Officer" as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 and such other person as may be designated by the Board of Directors to be an Executive Officer.
                  (i) "Operating Profit" means an amount equal to net sales less the following expense categories: cost of sales, selling, general and administrative, research and development and unaccrued Bonus payments, all




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calculated consistent with the Company's accounting policies in accordance with generally accepted accounting principles.
                  (j) "OPP" means the Operating Profit for a particular year as a percentage of the preceding year's Operating Profit adjusted, if necessary, for the effects of any acquisition or divestiture made during either year.
                  (k) "Plan" means this Executive Bonus Plan, as the same may be amended from time to time.
                  (l) "Restricted Stock" or "Restricted Shares" means the shares of Company Common Stock issued to Executives and to Executive Officers under the terms of this Plan.
                  (m) "Target Bonus" means an amount equal to the Target Bonus Percentage of a Participant's annual base compensation in effect as of the end of the Bonus Year.
                  (n) "Target Bonus Percentage" means the percentage applicable to the Participant's Executive Grade in accordance with the following schedule:
        Executive Grades                            Target Bonus Percentage
        ----------------                            -----------------------
                 3.0                                         14
                 3.5                                         15
                 4.0                                         16
                 4.5                                         17
                 5.0                                         18
                 5.5                                         19
                 6.0                                         20
                 7.0                                         22
                 8.0                                         24
                 9.0                                         26
                10.0                                         28

                11.0                                         30
                12.0                                         33
                13.0                                         36
                14.0                                         39
                15.0                                         42
                16.0                                         45
                17.0                                         48
                18.0                                         51
                19.0                                         54
                20.0                                         57
                21.0                                         57

In the case of any change in Executive Grade of a Participant during a Bonus Year, the Target Bonus Percentage shall be a weighted average of the applicable Target Bonus Percentages based on the number of months the Participant had each Executive Grade during the Bonus Year.
                  (o) "200% Target" means an amount equal to the average of (A) the Operating Profit for the year prior to the Bonus Year multiplied by 1.12 plus (B) the Operating Profit for 1991 compounded annually at 12% to the end of the Bonus Year. At the discretion of the Committee, the 200% Target may be reduced at any time for the next Bonus Year or increased with one year's notice to reflect a major upward or downward dislocation in the economy or in the Company's performance. In the event there is an acquisition or divestiture, the 200% Target level will be adjusted to reflect the change in Operating Profit due to such an event.

3.                Administration.
                  This Plan shall be administered by the Committee. The Committee is a committee appointed by the Board and its members serve at the discretion of the Board. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any Restricted Stock Award (as hereinafter defined) awarded hereunder shall be final, binding and conclusive.

4.                Eligibility.
                  Each person who on December 31 of a Bonus Year is employed by the Company and who is or has been designated Executive Grade and who does not have an alternative incentive program shall be a participant ("Participant") in the Plan and shall be eligible to participate in the Plan for all or any portion of the Bonus Year as to which such person participated. Any person who is initially hired by the Company during a Bonus Year and who is designated as a Participant shall participate in that portion of the Bonus Year equal to the number of months such person was employed by the Company divided by twelve (12). For this purpose, a person shall be treated as employed as of the first day of the calendar month in which they were hired if they were hired on or before the 15th day of the month. All other persons shall be treated as employed as of the first day of the calendar month following his or her date of hire. Any person whose employment with the Company terminated during the Bonus Year for any reason other than death, disability or retirement, or whose termination is subject to Section 7(g)(2) of the Plan (in the event of a Change of Control) shall cease to participate in the Plan and shall not be entitled to receive any benefits under the Plan attributable to such Bonus Year. Notwithstanding anything to the contrary contained in the Plan, for the purpose of determining any Participant's entitlement to any Bonus under any section of the Plan, the Committee may designate the status of such Participant as either an Executive (as hereinafter defined) or as an Executive Officer solely for the purpose of applying any specific provision of the Plan without regard to such Participant's status as either an Executive Officer or as an Executive for purposes of applying any other provisions of the Plan.

5.                Bonus Awards.
                  (a) (1) Executive Officer Basic Bonus. Each Participant who is an Executive Officer shall be entitled to a Bonus equal to the product of the Executive Officer's Target Bonus, the Multiplier and the Cash Flow Percentage (the "Executive Officer's Basic Bonus"). The Multiplier for any Bonus Year will be zero if the OPP is less than or equal to 75%, 1.00 if the OPP is 90%, and
2.00 if Operating Profit equals the 200% Target. The Multiplier shall be proportionately adjusted if OPP is between 75% and 90% or greater than 90% but less than the 200% Target.
                      (2) Executive Officer Supplemental Bonus. Each Executive Officer shall receive a supplemental bonus ("Executive Supplemental Bonus") equal to his or her proportionate interest, based on his or her Target Bonus Percentage as a percentage of the total Target Bonus Percentages of all Executive Officers, in 13.33% of the Operating Profit in excess of the 200% Target in the Bonus Year.
                  (b) (1) Executive Basic Bonus. Each Participant other than an Executive Officer (the "Executive") shall be entitled to a bonus equal to the percentage of his or her Target Bonus recommended by the Executive Officer to whom they report as reviewed and approved by the chief executive officer of the Company ("Executive Basic Bonus"). Notwithstanding anything herein to the contrary, the total of all Executive Basic Bonuses shall not exceed the total Target Bonuses for all Executives multiplied by the Cash Flow Percentage and the Multiplier for such Bonus Year.
                      (2) Executive Supplemental Bonus. The chief executive officer of the Company may grant certain Executives a supplemental bonus upon recommendation of the Executive Officer to whom they report provided the total of all such bonuses does not exceed 6.66% of the Operating Profit in excess of the 200% Target in the Bonus Year.

6.                Cash Distributions.
                  Except as otherwise provided under Section 7, Bonuses which do not exceed 200% of Target Bonuses shall be payable on or about the March 1 which immediately follows the end of the Bonus Year. Bonuses in excess of 200% of Target Bonuses shall be paid on or about March 1 of the second calendar year following the end of the Bonus Year, provided that Operating Profit for the year following the Bonus Year (on a worldwide basis for Executive Officers, and on a division basis for Executives) is equal to or greater than Operating Profit in the Bonus Year. If the applicable level of Operating Profit to permit Bonuses in excess of 200% of Target Bonuses to be distributed is not obtained, the amount otherwise distributable shall be proportionately reduced on the basis that no such Bonuses shall be paid if Operating Profit for the calendar year following the Bonus Year is less than 50% of Operating Profit in the Bonus Year. Notwithstanding anything to the contrary contained herein, no Bonuses in excess of 200% of Target Bonuses shall be paid to any Participant who is not employed by the Company on the date such Bonus is to be paid.

7.                Restricted Stock Awards.
                  (a) Election. Each Executive shall be permitted to make an election (which election shall be irrevocable) to receive a portion of such Executive's Target Bonus for 1993, 1994, and 1995 in the form of Common Stock ("Restricted Stock"). The Executive shall make the election under this Section 7(a) by executing no later than February 11, 1993 such election forms as may be provided by the Committee. Subject to the provisions of this Plan, the Committee shall award Restricted Stock ("Restricted Stock Award") to an Executive equal to the number of shares (rounded down to the nearest whole number) calculated in the following manner:
                           (1) the total of the "Projected Targets"
corresponding to the Bonuses attributable to 1993, 1994 and 1995 shall be calculated by adding together the following: (a) 103% of the Executive's 1992 Target Bonus (the "1993 Projected Target"), (b) 103% of the Executive's 1993 Projected Target (the "1994 Projected Target"), and (c) 103% of the Executive's 1994 Projected Target (the "1995 Projected Target"),
                           (2) a percentage of the total Projected Targets
calculated in subparagraph 7(a)(1) shall then be calculated by applying the percentage factor (0%, 25%, 50%, 75% or 100%) irrevocably elected by the Executive, and
                           (3) the total dollar figure calculated under
subsection 7(a)(2) shall then be divided by the Closing Price of the Common Stock as of February 12, 1993.
                  (b) Executive Officer Restricted Stock Awards. A portion of each Executive Officer's 1993, 1994 and 1995 Bonus, if any, in accordance with the provisions set forth below, shall be payable in the form of Common Stock. Subject to the provisions of the Plan, the Company shall award the Executive Officer a Restricted Stock Award for the 1993, 1994 and 1995 Bonus Years equal to the number of shares (rounded down to the nearest whole number) calculated in the following manner:
                           (1) the total of the "Projected Targets"
corresponding to the Bonuses attributable to 1993, 1994 and 1995 shall be calculated by adding together the following: (a) 103% of the Executive Officer's 1992 Target Bonus (the "1993 Projected Target"), (b) 103% of the Executive Officer's 1993 Projected Target (the "1994 Projected Target"), and (c) 103% of the Executive Officer's 1994 Projected Target (the "1995 Projected Target"),
                           (2) the total dollar figure calculated under
subsection 7(b)(1) shall then be divided by the Closing Price of the Common Stock as of February 12, 1993.
                  (c) Restricted Stock Awards for Bonus Years after 1995.
                           (1) Executives shall be permitted to make an election
(which election shall be irrevocable) to receive a portion of such Executive's Bonus in Restricted Stock for Bonus Years after 1995 by December 31 of the third calendar year preceding the Bonus Year. Subject to the provisions of this Plan, the Committee shall award Restricted Stock ("Restricted Stock Award") to an Executive equal to the number of shares (rounded down to the nearest whole number) calculated in the following manner:

                                    (A)  the "Projected Target" applicable to
the Bonus Year shall be calculated by multiplying the Projected Target for the year preceding the Bonus Year by a factor established by the Committee prior to the time the Executive's election is required to be made (the "Bonus Year Base"),
                                    (B)  a percentage of the Bonus Year Base
shall be calculated by applying the percentage factor (0%, 25%, 50%, 75% or 100%) irrevocably elected by the Executive for the Bonus Year, and
                                    (C)  the amount calculated under subsection
7(c)(1)(B) above shall then be divided by the Closing Price of the Common Stock as of December 31 of the third year preceding the Bonus Year.
                           (2)      A portion of each Executive Officer's Bonus
for each Bonus Year after 1995 shall be paid in the form of Common Stock as described herein. Subject to the provisions of the Plan, the Company shall award the Executive Officer a Restricted Stock Award equal to the number of shares (rounded down to the nearest whole number) calculated in the following manner:
                                    (A)  the Projected Target applicable to the
Bonus Year shall be calculated by multiplying the Projected Target for the preceding Bonus Year by a factor established by the Committee by December 31 of the third year preceding the Bonus Year,

                                    (B)     the Executive Officer's Bonus Year
Base shall then be divided by the Closing Price of the Common Stock as of December 31 of the third year preceding the Bonus Year.
                           (3)      The provisions of this Section 7(c) shall
not be applicable to those Participants subject to the provisions of Section 8 only with respect to those Bonus Years subsequent to the Bonus Years that are subject to Section 8.
                  (d) Vesting. The Restricted Stock awarded with respect to any Bonus Year shall be fully vested if the Participant's Bonus for such Bonus Year equals or exceeds the Projected Target used to determine the Restricted Stock Award for that Bonus Year. If the Bonus for a Bonus Year is less than the applicable Projected Target, the vesting of the Restricted Stock shall be reduced proportionately. The portion of any Bonus which exceeds the Projected Target used to determine the Restricted Stock Award for that Bonus Year shall be paid in cash. Bonuses for any Bonus Year which are less than the Projected Target for such year shall be paid by reducing both the cash component and the number of shares of stock to be vested, on a pro rata basis. All Restricted Stock which is not vested under this section shall be forfeited and may be used for other Restricted Stock Awards under this Plan or to grant stock options under the Stock Option Plan. Notwithstanding anything to the contrary contained herein, until such time as the shares issued pursuant to this Plan are vested, no Participant shall be entitled to exercise the voting rights or to receive any of the dividends attributable to such shares.

                  (e) Pro Rata Acceleration of Vesting of Restricted Shares in the Event of the Award Recipient's Retirement, Death or Disability. In the event of the retirement, death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the Participant, the Committee shall direct that the vesting with respect to a pro rata portion of the Restricted Stock which would have become vested had the employee worked the entire year shall be accelerated and such Restricted Stock shall become fully vested. In the event of the death of the Participant, amounts payable under the Plan shall be paid to the Participant's estate.
                  (f) Documents. Restricted Shares awarded pursuant to this Plan shall be evidenced by the stock certificates described in Section 15 and such other written documents (the "Restricted Stock Award Documents") in such form as the Committee shall approve from time to time. Such Restricted Stock Award Documents shall comply with and be subject to the terms and conditions which the Committee shall require from time to time which are not inconsistent with the terms of this Plan. The Committee shall have the right to amend the Restricted Stock Award Documents issued to a Participant subject to the Participant's consent.

                  (g)      Change of Control.
                           (1)   A "Change of Control" shall be deemed to occur
upon the date set at the discretion of the Committee as a "Change of Control" or on whatever date there is a transaction or series of related transactions in which (A) the Company is dissolved or liquidated or sells substantially all of its operating assets, (B) the Company is party to a merger or consolidation in which the Company is not the surviving or acquiring entity, or (C) the Company becomes an 80% or more owned subsidiary of another company.
                           (2)   Any Participant whose employment with the
Company terminates at any time during the period starting three (3) months before a Change of Control and ending on December 31 of the year in which such Change of Control occurs, other than as a result of a termination for cause or by reason of voluntarily terminating his or her employment with the Company, shall receive all benefits that they would be entitled to under the Plan as though such termination occurred after December 31 of the year in which such termination occurred, provided however, that such a Participant shall receive only a fraction of the benefits relating to the Bonus Year in which such termination occurred. The fraction of the benefits relating to such Bonus Year shall be calculated by dividing the number of months such Participant was employed with the Company by twelve. For this purpose, the Participant shall be deemed to have worked for the full calendar month only for those months in which they were employed for fifteen (15) days or more.

                           (3)    In the event there is a Change of Control that
results in a reorganization of the Company such that the Company is no longer treated as a separate business, a pro-forma statement for that Bonus Year shall be prepared reconstructing what the Operating Profit and cash flow multiplier would have been had the Company been treated as a separate business.
                           (4)    In the event there is no public market either
for shares of Company Common Stock or for shares of any successor of the Company as a result of a Change of Control, any awards that would otherwise be made in shares of Company Common Stock under the terms of the Plan shall be made in cash. The amount of such awards shall be based on the fair market value of the Company Common Stock as of the date of the Change of Control. In the event there is no public market for shares of Company Common Stock but there is a public market for shares of a successor of the Company as a result of a Change of Control, any awards that would otherwise be made in shares of Company Common Stock under the terms of the Plan shall be made in common stock of such successor entity. The amount of such awards shall be based on the fair market value of the Company Common Stock and of the common stock of the successor entity as of the date of the Change of Control. To the extent the Plan continues in effect under the circumstances described in this Section 7(g)(4) after the date of a Change of Control, all awards with respect to Bonus Years after the date of the Change of Control shall be made exclusively in cash, and any provisions of the Plan providing for awards to be made in the form of Company

Common Stock shall be without effect.

8.             Special Rule for Persons Hired by the Company After February 12,
               1993.

               (a) Election. Each Executive who is hired as an executive by the Company after February 12, 1993 shall be permitted to make an election (which election shall be irrevocable) to receive a portion of such Executive's Target Bonus for the year in which the Executive was initially hired and for the two subsequent years in the form of Common Stock. The Executive shall make the election under this Section 8(a) by executing no later than thirty (30) days after such Executive's date of hire by the Company such election forms as may be provided by the Committee. Subject to the provisions of this Plan, the Committee shall award Restricted Stock to an Executive equal to the number of shares (rounded down to the nearest whole number) calculated in the following manner:
                        (1) the total number of shares attributable to the Bonus for the year of hire shall be equal to the Executive's Target Bonus for the year of hire, prorated based on the number of months the Executive was employed by the Company using the monthly convention set forth in Section 4 of the Plan (the "First Year Projected Target"), divided by the "Applicable Closing Price" (as hereinafter defined),
                        (2) the total number of shares attributable to the Bonus for the year subsequent to the year of hire shall be equal to the Designated Percentage (as hereinafter defined) of the Executive's First Year Projected Target calculated without any pro rata reduction for the number of months employed by the Company (the "Second Year Projected Target"), divided by the Applicable Closing Price,
                        (3) the total number of shares attributable to the Bonus for the second year subsequent to the year of hire shall be equal to the Designated Percentage (as hereinafter defined) of the Executive's Second Year Projected Target (the "Third Year Projected Target") divided by the Applicable Closing Price,
                        (4) a percentage of the sum of the number of shares calculated under Sections 8(a)(1), (2) and (3) above shall then be calculated by applying the percentage factor (0%, 25%, 50%, 75% or 100%) irrevocably elected by the Executive, and
                        (5) the Applicable Closing Price for the first three Bonus Years for a newly hired or newly eligible Executive should be the closing price for the Common Stock on the date they first become eligible to earn compensation pursuant to the terms of the Bonus Plan.
                  For purposes of this Section 8(a) and for Section 8(b) of the Plan, the Designated Percentage shall be 103% with respect to 1994 and 1995, and such other percentage that corresponds to the same factor established by the Committee for such Bonus Year for purposes of Section 7(c)(1)(A) of the Plan, and the Applicable Closing Price shall be, with respect to 1993, 1994 and 1995, the Closing Price as of February 12, 1993, and with respect to all other Bonus Years, the Closing Price as of

December 31 of the third year preceding the Bonus Year.
                  (b) Executive Officer Restricted Stock Awards. With respect to Executive Officers who are hired after February 12, 1993, a portion of each such Executive Officer's Bonus for the year of hire and the two subsequent years, if any, shall be payable in the form of Common Stock. Subject to the provisions of the Plan, the Company shall award the Executive Officer a Restricted Stock Award for the Bonus Years corresponding to the year of hire and the two subsequent years equal to the number of shares (rounded down to the nearest whole number) calculated in the following manner:
                           (1)   the total number of shares attributable to the
Bonus for the year of hire shall be equal to the Executive Officer's Target Bonus for the year of hire, prorated based on the number of months the Executive Officer was employed by the Company as an Executive Officer using the monthly convention set forth in Section 4 of the Plan (the "First Year Projected Target"), divided by the Applicable Closing Price,
                           (2)   the total number of shares attributable to the
Bonus for the year subsequent to the year the Executive Officer was initially employed as an Executive Officer shall be equal to the Designated Percentage of the Executive Officer's First Year Projected Target calculated without any pro rata reduction for the number of months employed by the Company (the "Second Year Projected Target"), divided by the Applicable Closing Price,

                           (3)   the total number of shares attributable to the
Bonus for the second year subsequent to the year the Executive Officer was initially employed as an Executive Officer shall be equal to the Designated Percentage of the Executive Officer's Second Year Projected Target (the "Third Year Projected Target") divided by the Applicable Closing Price, and
                           (4)   the Applicable Closing Price for the first
three Bonus Years for a newly hired or newly eligible Executive Officer should be the closing price for the Common Stock on the date they first become eligible to earn compensation pursuant to the terms of the Bonus Plan.
                  (c) Change of Status. In the event a Participant's status as an Executive or as an Executive Officer changes during a Bonus Year, for purposes of the award of either an Executive Officer Supplemental Bonus under
Section 5(a)(2) of the Plan or an Executive Supplemental Bonus under Section 5(b)(2) of the Plan, such Participant shall be treated as having, throughout the period of employment by the Company during such Bonus Year, the same status that such Participant has as of December 31 of such Bonus Year. The election made by any such Participant in his or her capacity as an Executive to receive a percentage of Bonuses under the terms of the Plan in the form of Common Stock shall only apply to a pro-rated portion of the Bonus attributable to the Bonus Year in which a change of status occurs, based on the relative periods of time during the Bonus Year the Participant had the status of an Executive or an Executive Officer. The residual portion of the Bonus attributable to the Bonus Year shall be treated as being paid to an Executive Officer, and, to the extent provided under the Plan, shall be paid in the form of Common Stock.

9.                Forfeiture of Restricted Shares.
                  All nonvested Restricted Stock shall be forfeited by the Participant upon the last day of the Participant's employment with the Company or a subsidiary thereof, except to the extent that the provisions of Section 7(e) and 7(g) are applicable. Restricted Stock which is forfeited may be used to grant Restricted Stock to other Participants under the Plan or to grant stock options under the Stock Option Plan without any action by the Participant.

10.               Transfer of Restricted Shares.
                  No Restricted Shares awarded under this Plan may be transferred, pledged, or encumbered until such time as any such shares become vested.

11.               Shares Available Under the Plan.

                  The maximum number of shares of Common Stock available for Restricted Stock Awards under this Plan shall be three hundred fifty thousand (350,000), adjusted for changes in the Company's capitalization, in accordance with the provisions of the Sybron Chemical Industries Inc. 1992 Stock Option Plan (the "Stock Option Plan") reduced by the number of shares of Common Stock that are subject to stock options issued pursuant to the Stock Option Plan. Notwithstanding anything to the contrary contained herein, in no event shall there be issued under the Plan in any year shares of Common Stock in excess of one percent (1%) of the outstanding shares of Common Stock. Shares issued under the Plan may be shares that are held in treasury or that may be purchased in the NASDAQ market.

12.               Amendment of the Plan.
                  The Committee may amend this Plan from time to time in such manner as it may deem advisable, provided, however, that no amendment to this Plan shall adversely affect any cash award or Restricted Stock Award for any Bonus Year up to and including the second Bonus Year following the Bonus Year in which the amendment is adopted without the consent of the Participant. Notwithstanding anything to the contrary contained herein, no amendment shall be made to the Plan which increases the benefits available under the Plan for any Executive Officer without the approval of the shareholders of the Company. 13. Termination of the Plan.

                  The Board of Directors reserves the right to terminate this Plan at any time, provided however, that the termination of the Plan shall not eliminate the obligation of the Company to make any cash award for the Bonus Year during which such termination occurs, or the vesting of any Restricted Stock Award under the Plan attributable to any Bonus Year up to and including the second Bonus Year following the Bonus Year during which the termination occurs. 14. No Continued Employment.
                  The award of a Bonus pursuant to this Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any subsidiary thereof to retain the Participant in the employ of the Company or any subsidiary thereof, and each such Participant shall remain subject to discharge to the same extent as if this Plan had not been adopted.

15.               Withholding of Taxes.
                  Whenever a Bonus is paid in cash and/or Restricted Stock vests or whenever a Participant must otherwise include the Bonuses or the Restricted Stock in income for federal, state or local income tax purposes, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Restricted Stock or the distribution of any Bonus or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, redeeming a portion of any Restricted Stock otherwise deliverable pursuant to this Plan with a then fair market value equal to such tax liabilities. The Company's obligation to make any delivery or transfer of vested Restricted Shares shall be conditioned on the Participant's compliance with any withholding requirement to the Company's satisfaction.

16.               Establishment of Rules by the Committee.
                  The Committee shall have the authority to establish rules with respect to the Company's obligations in connection with the withholding requirements described in Section 15 so that the conditions set forth in Rule 16b-3 of the Securities Exchange Act of 1934 precedent to exempting any such transaction involving an Executive Officer are satisfied.

17.               Termination for Cause.
                  In the event any Participant's employment with the Company is terminated for cause, no awards or payments otherwise due to such Participant under the Plan shall be made to such Participant after the date of such termination, and all such awards or payments shall be forfeited. Restricted Stock which is forfeited under this provision may be used to grant Restricted Stock to other Participants under the Plan or to grant stock options under the Stock Option Plan without any action by the Participant.

18.               Stock Certificates.
                  The stock certificate(s) evidencing a Restricted Stock Award shall be registered in the name of the Participant and shall bear a legend referring to the terms, conditions and restrictions applicable to such shares. The Committee shall direct the Company to either retain physical possession or custody of or place into escrow the certificate(s) evidencing the Restricted Shares until such time as such shares are vested. 19. Successors.
                  The obligations to make any and all awards granted under the Plan to the extent such awards have accrued shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company. The term "Company," whenever used in the Plan, shall mean and include any such corporation or organization after such succession.

                              SYBRON CHEMICALS INC.

                     Action by Unanimous Consent in Writing
                            of the Board of Directors

                             Dated February 28, 1997

                  The undersigned, constituting the entire Board of Directors of SYBRON CHEMICALS INC., a Delaware corporation (the "Corporation"), by unanimous consent in writing, without the formality of convening a meeting, do hereby severally and collectively consent to the following actions of the Corporation.

                  WHEREAS, the Corporation plans to issue shares of its Common Stock, $0.01 par value, to certain employees of the Corporation pursuant to the Sybron Chemicals Inc. Executive Bonus Plan.

                  NOW THEREFORE, BE IT:

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of and in the name of the Corporation, to execute and cause to be filed with the

                  Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act") the issuance by the Corporation of 120,000 shares of Common Stock, $0.01 par value, issuable pursuant to the Sybron Chemicals Inc. Executive Bonus Plan (the "Plan");

                  RESOLVED, that the proper officers of the Corporation, acting for and on behalf of the Corporation, be, and each of them hereby is, authorized, empowered and directed to cause to be executed and filed with the Commission such further amendments or supplements to the Registration Statement as they may deem necessary or desirable, or as may be required by the Commission, each such amendment to be in such form as the officer executing the same on the Corporation's behalf shall approve (as conclusively evidenced by his execution thereof) and to do such other acts or things and execute such other documents as any of them may deem necessary or desirable to cause the Registration Statement, as amended, to comply with and to become effective under the Act, and the rules and regulations thereunder, and the doing by such officers, or any of them, of any act, or the execution by any of them of such documents in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the action so taken and the documents so executed;

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to cause to be prepared Notices (the "Notices") relating to the Plan, which documents will, in connection with the Registration Statement, contain the disclosures required pursuant to Part I of the Form S-8 and constitute part of a prospectus meeting the requirements of Section 10(a) under the Act covering the securities that are the subject of the Registration Statement; such Notices to be generally in the form approved by the proper officers of this Corporation, or any of them, with the advice of the Corporation's counsel;

                  RESOLVED, that the proper officers of the Corporation, acting for and on behalf of the Corporation, be, and each of them hereby is, authorized, empowered and directed to cause to be distributed to each person participating in the Plan, the appropriate Notice;

                  RESOLVED, that the proper officers of the Corporation, acting for and on behalf of the Corporation, be, and each of them hereby is, authorized, empowered and directed to cause to be prepared and distributed to the persons participating in the Plan, such further amendments or supplements to the Notices as they may deem necessary or desirable, or as may be required by applicable law or regulation;

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to execute and file or cause to be filed such consents to service of process, powers of attorney, applications and other documents with any state authorities, and to do such other things and acts as such officers may deem necessary or appropriate in order to register or qualify the securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of any such state; provided, however, that the Corporation shall not hereunder qualify as a foreign corporation in any such state, or consent to service of process in any such state other than with respect to claims arising under the securities laws of such state;

                  RESOLVED, that there be, and there hereby is, adopted and incorporated herein by reference the full text of any resolution or resolutions in statutory or regulatory form that may be required by any state authority in connection with any such registration or qualification, and that the

                  Secretary or any other appropriate officer of the Corporation be, and he hereby is, authorized and empowered to certify to any such state authority that any such form of resolution required by such authority has been adopted, including among the resolutions so adopted the following resolution under the Uniform Securities Act:

                  RESOLVED, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in the various states; that the Chairman of the Board, President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken;

                  RESOLVED, that for the purpose of facilitating the signing, filing, amending and supplementing of the aforesaid Registration Statement, Lawrence R. Hoffman be, and hereby is, designated an attorney and agent for the Corporation; and each of the officers and directors of the Corporation is authorized to grant their several powers of attorney and the powers of attorney of the Corporation to said person by executing and delivering to such individual on behalf of the Corporation and themselves as such officers and directors powers of attorney appearing on the signature pages of the Registration Statement;

                  RESOLVED, that for the purposes of registering the respective securities to be covered by the Registration Statement, Lawrence R. Hoffman is hereby appointed as the Corporation's agent for service of process;

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to cause the Corporation to pay any and all expenses and fees arising in connection with the registration of the respective securities to be covered by the Registration Statement and any filing of applications under the securities or blue sky laws of the various states and jurisdictions of the United States, and otherwise in connection with the foregoing resolutions;

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and empowered, on behalf of the Corporation and in its name, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officers' certificates and such other instruments and documents as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions, and any and all actions taken heretofore and hereafter to accomplish such purposes, all or singular, be, and they hereby are, approved, ratified and confirmed.


   /s/ Richard M. Klein                        /s/ David I. Barton
   ----------------------                      ---------------------
   Richard M. Klein                               David I. Barton


   /s/ John H. Schroeder                       /s/ Paul C. Schorr IV
   ---------------------                       ---------------------
   John H. Schroeder                             Paul C. Schorr IV


                        /s/ Heinn F. Tomfohrde, III
                        ---------------------------
                         Heinn F. Tomfohdre, III

(215) 977-2000
                                                  March 3, 1997


      Sybron Chemicals Inc.
      P.O. Box 66
      Birmingham Road
      Birmingham, NJ  08011

                       RE: Sybron Chemicals Inc. Registration Statement on Form S-8 Relating to the Sybron Chemicals Inc. Executive Bonus Plan

      Gentlemen:

                       As counsel to Sybron Chemicals Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 120,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Company's Executive Bonus Plan (the "Plan").

                       In this connection, we have examined the Company's Certificate of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                       Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

                       We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,


                                      /s/ Wolf, Block, Schorr and Solis-Cohen
                                     ----------------------------------------
                                     WOLF, BLOCK, SCHORR and SOLIS-COHEN

      Sybron Chemicals Inc.
      March 3, 1997







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1996, which appears on page F-2 of Sybron Chemicals Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Philadelphia, PA
March 3, 1997